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                                                                      Exhibit 23
                                                                      ----------



                        Consent of Independent Auditors
                        -------------------------------



The Plan Committee
TCI 401(K) Stock Plan
 (formerly, Tele-Communications, Inc.
 Employee Stock Purchase Plan):


We consent to incorporation by reference in the registration statements (No. 333-42917) on Form S-8 of the TCI 401(k) Stock Plan of our report dated June 17, 1998, relating to the statements of net assets available for participant benefits of the TCI 401(K) Stock Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for participant benefits for each of the years in the three-year period ended December 31, 1997 and all related schedules, which report appears in the December 31, 1997 Annual Report on Form 11-K of the TCI 401(K) Stock Plan.


                                        KPMG Peat Marwick LLP


Denver, Colorado
June 26, 1998